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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information for the European Real Estate Portfolio and the Asian Real Estate Portfolio, constituting parts of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A of Morgan Stanley Institutional Fund, Inc.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
June 23, 1997